Exhibit 3.15

OPERATING AGREEMENT

OF

DARAMIC HOLDING, LLC

a Delaware limited liability company

THIS OPERATING AGREEMENT (this “Agreement”), to be effective as of the 18th day of December, 2009 (the “Effective Date”), is entered into by and between DARAMIC HOLDING, LLC, a Delaware limited liability company (the “LLC”), and MICROPOROUS HOLDING CORPORATION, a Delaware corporation (“MHC”).  For purposes of this Agreement, unless the context clearly indicates otherwise, all capitalized terms shall have the meanings set forth in Article I of this Agreement.

W I T N E S S E T H:

WHEREAS, the Member holds all of the membership interests of the LLC; and

WHEREAS, the Member and the LLC desire this agreement to be the Limited Liability Company Agreement of the LLC;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is mutually agreed and covenanted by and between the parties to this Agreement as follows:

ARTICLE I

DEFINITIONS

For purposes of this Operating Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)           Act.  The Limited Liability Company Act of the State of Delaware and all amendments to such act, or any successor statute thereto.

(b)           Agreement.  Shall have the meaning set forth in the recitals hereto.

(c)           Authorized Person.  Shall have the meaning set forth in Section 2.1.

(d)           Certificate.  The Certificate of Formation of the LLC as filed with the Secretary of State of the State of Delaware and as amended from time to time by the Member.

(e)           Capital Contribution.  Any contribution of property, including cash, or contribution of services made by or on behalf of the Member to the LLC.

(f)            Disposition.  Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

(g)           Distribution.  A transfer of cash or other property by the LLC to a Member with respect to a Membership Interest regardless of whether the transfer occurs during the normal course of business, on the liquidation of the LLC, in exchange for the Member’s Membership Interest or otherwise.

(h)           LLC.  Shall have the meaning set forth in the recitals hereto.

(i)            Member.  Shall mean MHC or any other member of the LLC admitted in accordance with Section 8.2.

(j)            Membership Interest.  A Member’s entire interest in the LLC, including such Member’s rights in the LLC’s profits, losses and Distributions pursuant to this Agreement and the Act and such other rights and privileges that the Member may enjoy by being a Member.

(k)           MHC.  Shall have the meaning set forth in the recitals hereto.

(l)            Percentage Interest.  The percentage interest of the Member in the LLC.

(m)          Person.  A natural person, trust, estate or any incorporated or unincorporated organization or entity.

ARTICLE II

ORGANIZATION

SECTION 2.1.   Formation.  The LLC was formed on December 18th, 2009, upon the filing by the Authorized Person (as defined below) of the LLC’s Certificate with the Secretary of State of the State of Delaware.

Alba-Justina Secrist (the “Authorized Person”) executed and filed the Certificate and otherwise acted as the authorized person of the LLC.  The Authorized Person’s acts and conduct in connection with the organization of the LLC are hereby ratified and adopted by the LLC as acts and conduct by and on behalf of the LLC and are deemed to be in its best interest.  The organizational and other activities for which the Authorized Person was responsible have been completed, the Authorized Person is hereby relieved of any further duties and responsibilities in that regard and the LLC and the Member hereby agrees to indemnify and hold harmless the Authorized Person for any loss, liability or expense arising from her actions or conduct in such capacity.

Upon the execution of this Agreement by the Member and the LLC, the Authorized Person shall withdraw from the LLC in all capacities and the Member shall be admitted as the sole member of the LLC.

SECTION 2.2.   Name.  The name of the LLC is Daramic Holding, LLC.

SECTION 2.3.   Effective Date; Term.  This Agreement shall become effective as of the Effective Date.  The LLC shall continue in existence until dissolved and its affairs wound up in accordance with the provisions of this Agreement and the Act.

SECTION 2.4.   Registered Agent and Office; Principal Office.  The registered agent and registered office for the service of process are designated in the Certificate.  The registered agent and registered office may be changed at any time and from time to time by the Member, provided the Member make the appropriate filings with the Secretary of State of the State of Delaware.  The Member shall designate the initial principal office of the LLC and may change the location of the principal office at any time and from time to time.

ARTICLE III

PURPOSE

The purpose of the LLC is to engage in any lawful business(es).  The LLC shall have the authority to do all things necessary or convenient to accomplish its purpose.

ARTICLE IV

MANAGEMENT

SECTION 4.1.   Member Managed.  The Member shall be the sole manager of the LLC by virtue of its capacity as a member of the LLC.

SECTION 4.2.   Authority; Action of the Managers.  The Member shall have complete authority and exclusive control over the management of the business and affairs of the LLC.  The Member shall have the power, on behalf of the LLC, to do all things necessary or convenient to carry out the business and affairs of the LLC.  The Member shall have authority to bind the LLC and to execute any and all documents on behalf of the LLC necessary for the conduct or continuance of the business of the LLC, including, but not limited to, purchase agreements, deeds, mortgages, deeds of trust, loan agreements, pledges, security agreements, assignments and promissory notes.

ARTICLE V

LIABILITY

SECTION 5.1.   Limitation of Liability.  To the greatest extent permissible under the Act, the Member shall not have any liability in damages or otherwise to the LLC or to any other Person for any loss, damage, cost, liability or expense incurred by the LLC or any Person in connection with the business of the LLC or because such Person is a Member.  The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member for liabilities or obligations of the LLC.

SECTION 5.2.   Indemnification.  The LLC shall indemnify the Member for all costs, losses, liabilities and damages paid or accrued by such Person in connection with the business of the LLC or because such Person is the member of the LLC.  The indemnification provided under this Section 5.2 shall be to the fullest extent provided or allowed by the Act.  The LLC shall advance to the Member the costs of participation in any pending or threatened dispute, litigation, arbitration or other proceeding with respect to the business of the LLC brought against such

Person in its capacity as the Member.  The Member may cause the LLC to indemnify all other employees and agents of the LLC for all costs, losses, liabilities and damages paid or accrued by the agent or employee in connection with the business of the LLC or because such Person is an agent or employee of the LLC, to the fullest extent provided or allowed by the Act.  The provisions of Article V hereof shall survive a Person’s ceasing to be a Member, employee, agent or otherwise.

ARTICLE VI

CONTRIBUTIONS

The Member shall not be required to make Capital Contributions to the LLC.

ARTICLE VII

TAX ALLOCATIONS AND DISTRIBUTIONS

SECTION 7.1.   Allocations With Only One Member.  So long as there is a single member of the LLC, the profits, losses and distributive share of all tax items shall be allocated 100% to that Member during the period over which such items were accrued,

SECTION 7.2.   Distributions.  The LLC shall make Distributions to the Member in such aggregate amounts and at such times as the Member shall determine from time to time.

ARTICLE VIII

DISPOSITION OF MEMBERSHIP INTEREST; ISSUANCE OF ADDITIONAL
MEMBERSHIP INTERESTS

SECTION 8.1.   Disposition.  The Member’s Membership Interest is transferable either voluntarily or by operation of law.  The Member may make a Disposition of all or a portion of the Member’s Membership Interest upon executing and delivering a written assignment of its Membership Interest.  No oral Dispositions shall be recognized.  Upon the Disposition of the Member’s Membership Interest, the transferee(s) shall be admitted as a Member only upon the express, written acceptance and adoption by the transferee(s) of the provisions of this Agreement.

SECTION 8.2.   Issuance of Additional Membership Interests.  The LLC may issue Membership Interests and admit additional Members only upon the express, written consent of the Member.  The Member shall determine the necessary Capital Contributions, if any, by such additional Members.  Any additional Member must execute and deliver in writing a statement of acceptance and adoption of the provisions of this Agreement.

ARTICLE IX

DISSOLUTION AND WINDING UP

SECTION 9.1.   Dissolution.  The LLC shall be dissolved and its affairs wound up by written action of the Member.  Notwithstanding any provision of the Act to the contrary, the LLC shall continue and not dissolve as a result of the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or any other event that terminates the continued membership of the Member.

SECTION 9.2.   Distribution of Assets on Dissolution.  Upon the winding up of the LLC, the LLC’s assets shall be distributed as follows:  (i) first to creditors, including any Member who is a creditor, to the extent permitted by law, in satisfaction of the liabilities of the LLC, and (ii) finally to the Member.  Such distributions shall be in cash, property other than cash or partly in both, as determined by the Member.

ARTICLE X

AMENDMENT

This Agreement may be amended or modified from time to time only by a written instrument adopted and executed by the Member.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1.   Entire Agreement.  This Agreement represents the entire agreement between the Member and the LLC,

SECTION 11.2.   Rights of Creditors and Third Parties.  This Agreement is entered into between the parties for the exclusive benefit of the LLC, its Member and their successors and assignees.  This Agreement is expressly not intended for the benefit of any creditor of the LLC or any other Person.  Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the LLC and the Member with respect to any Capital Contribution or otherwise.

SECTION 11.3.   Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the Member, the LLC and their legal representatives, transferees, heirs, successors and assigns.

SECTION 11.4.   Construction.  This Agreement shall be interpreted and construed in accordance with the Act.  The titles of the Sections and Subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

SECTION 11.5.   Separability of Provisions.  Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Member to be bound by the obligations of the LLC under the laws of the State of Delaware as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

[Signatures appear on the following page.]

EXECUTION PAGE

TO THE

OPERATING AGREEMENT

OF

DARAMIC HOLDING, LLC

a Delaware limited liability company

IN WITNESS WHEREOF, the LLC and the Member have hereunto set out hand and seals as of the date first above written.

MEMBER:

MICROPOROUS HOLDING CORPORATION

/s/ Tim Riney
By: Tim Riney, Vice President, Finance

LLC:

DARAMIC HOLDING, LLC

BY:	MICROPOROUS HOLDING CORPORATION

By:	/s/ Tim Riney
Tim Riney, Vice President, Finance